VITRAN CORPORATION INC.

2,000,000 Class A Voting Shares

UNDERWRITING AGREEMENT

December 16, 2003

AVONDALE PARTNERS, LLC
STEPHENS INC.
ORION SECURITIES INC.
PARADIGM CAPITAL INC.
c/o Avondale Partners, LLC
3102 West End Avenue, Suite 1100
Nashville, Tennessee 37203

Ladies and Gentlemen:

     Vitran Corporation Inc., a corporation incorporated under the laws of the Province of Ontario (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 2,000,000 Class A Voting Shares (the “Stock”) (the “Firm Shares”) of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 300,000 shares of its Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectuses which are referred to below.

     The Company has prepared and filed with the Ontario Securities Commission (the “Reviewing Authority”) and the provincial securities regulatory authorities (the “Qualifying Authorities”) in each of the other provinces of Canada (the “Qualifying Provinces”) a preliminary short form base PREP prospectus (in the English and French languages) dated November 26, 2003 relating to the distribution of the Shares (together with any documents incorporated therein by reference, any supplements or amendments thereto and with the French translations thereof, the “Canadian Preliminary Prospectus”) in accordance with applicable securities legislation of the provinces of Canada and the rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform and national published policies adopted by the Reviewing Authority and the Qualifying Authorities (collectively, as applied and interpreted, the “Canadian Securities Laws”). The Company has prepared the Canadian Preliminary Prospectus pursuant to National Instruments 44-101 Short Form Prospectus Distributions and 44-103 Post-Receipt Pricing. The Reviewing Authority has been assigned to the Company as the designated jurisdiction regulating the offering of the Shares and the Canadian Preliminary Prospectus has been filed with the Reviewing Authority and the Qualifying Authorities pursuant to National Policy 43-201 — Mutual Reliance Review System for Prospectuses and Annual Information Forms, and the Reviewing Authority is acting as principal regulator.

     The Company has also prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Canada/U.S. Multi-Jurisdictional Disclosure System adopted by the Reviewing Authority, each of the Qualifying Authorities and the Commission (the “MJDS”), a registration statement on Form F-10 (Registration No. 333-110811) covering the registration of the Shares under the U.S. Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”), including the Canadian Preliminary Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the “U.S. Preliminary Prospectus”). The Company has also prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the initial filing of the Registration Statement (the “Form F-X”).

     In addition, the Company (a) has prepared and filed (i) with the Reviewing Authority and the Qualifying Authorities, a final short form base PREP prospectus (in the English and French languages) dated the date hereof relating to the distribution of the Shares (including any documents incorporated therein by reference and any supplements or amendments thereto and with the French translations thereof, the “Canadian Final Prospectus”), pursuant to the Canadian Securities Administrators’ National Instruments 44-101 Short Form Prospectus Distributions and 44-103 Post-Receipt Pricing, omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures established pursuant to the Canadian Securities Administrators’ National Instrument 44-103 Post-Receipt Pricing (the “PREP Procedures”) and (ii) with the Commission an amendment to such registration statement, including the Canadian Final Prospectus (with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, and (b) will prepare and file, as promptly as possible and in any event within two Business Days of the execution and delivery of this Agreement, (i) with the Reviewing Authority and the Qualifying Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus (in the English and French languages) setting forth the PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto and with the French translations thereof, the “Canadian Supplemented Prospectus”), and (ii) with the Commission, in accordance with the General Instructions of Form F-10, the Canadian Supplemented Prospectus (with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the “U.S. Supplemented Prospectus”)). The information, if any, included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus, but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus, is referred to herein as the “PREP Information.”

     Each prospectus relating to the distribution of the Shares (a) used in the United States (i) before the time the registration statement on Form F-10 became effective under the 1933 Act (the “Effective Date”) or (ii) after such effectiveness and prior to the execution and delivery of this Agreement or (b) used in Canada (i) before a receipt for the Canadian Final Prospectus had been obtained from the Reviewing Authority and the Qualifying Authorities or (ii) after such receipt had been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein and any supplements or amendments thereto and with the French translations thereof, that omits the PREP Information, is herein called a “Preliminary Prospectus.” The registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective, is herein called the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective, including the documents incorporated by reference therein and any supplements thereto, is herein called the “U.S. Prospectus,” except that if a U.S. Supplemented Prospectus is thereafter furnished to the Underwriters, including a U.S. Supplemented Prospectus that includes the PREP Information, after the execution of this Agreement (whether or not such prospectus is required to be filed pursuant to the 1933 Act), the term “U.S. Prospectus” shall mean such U.S. Supplemented Prospectus, including the documents incorporated by reference therein and any supplements thereto. The Canadian Final Prospectus for which a final Mutual Reliance Review System Decision Document has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities is herein referred to as the “Canadian Prospectus,” except that if, after the execution of this Agreement, a Canadian Supplemented Prospectus is thereafter filed with the Reviewing Authority and the Qualifying Authorities, the term “Canadian Prospectus” shall mean such Canadian Supplemented Prospectus, including the documents incorporated by reference therein and any amendments or supplements thereto and with the French translations thereof. Any amendment to the Canadian Prospectus, and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the Canadian Securities Laws prior to the Time of Purchase (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus, prior to the expiry of the period of distribution of the Shares, is referred to herein collectively as the “Supplementary Material.”

     The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are hereinafter collectively sometimes referred to as the “Preliminary Prospectuses.” The U.S. Supplemented Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively sometimes referred to as the “Supplemented Prospectuses.” The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses.”

     The Underwriters shall offer the Shares for sale to the public directly and through other investment dealers and brokers in the provinces of Canada and the United States only as permitted by applicable law and upon the terms and conditions set forth in the Prospectuses and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the provinces of Canada or such states of the United States where the Shares are duly qualified under U.S. federal and applicable U.S. state securities laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “1934 Act”), will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with the 1934 Act Rule 15a-6. Sales of Shares in Canada may be made only by an Underwriter that is either registered in the appropriate category or exempt from registration under applicable Canadian Securities Laws or by its duly registered Canadian affiliate or agent.

     The Company and the Underwriters agree as follows:

     1.     Sale and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Firm Shares to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule B, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

            In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or a portion of the Additional Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by Avondale Partners, LLC (“Avondale Partners”), on behalf of the Underwriters, to the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (an “Additional Time of Purchase”) shall be determined by Avondale Partners, but shall not be later than seven full business days after the exercise of the option, nor in any event prior to the Time of Purchase (as hereinafter defined). If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as Avondale Partners in its discretion shall make to eliminate any sales or purchases of fractional shares.

     2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made by the Underwriters to the Company by wire transfer as hereinafter provided against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 a.m., Eastern time, on December 19, 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

            Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the Additional Time of Purchase in such names and in such denominations as you shall specify.

            Payment shall be made to the Company by wire transfer of immediately available (same day) funds to the bank account designated by the Company, which designation will be not less than 24 hours prior to the Time of Purchase or relevant Additional Time of Purchase, against delivery to DTC of one share certificate registered in the name of “CEDE & Co.”, accompanied by the certificate of Avondale Partners, on behalf of the Underwriters, designating for the respective accounts of the Underwriters the number of the Shares to be purchased by them. It is understood that each Underwriter has authorized Avondale Partners, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. Payment to the Company with respect to Shares the Underwriters have sold or expect to sell in the United States shall be made in U.S. dollars and payment to the Company with respect to Shares the Underwriters have sold or expect to sell in Canada shall be made in Canadian dollars, as set forth in Schedule B hereto.

            Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Lang Michener LLP, BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario M5J 2T7 Canada, at 9:00 a.m., Eastern time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

        (a)     the Company is a “foreign private issuer” (as defined in Rule 405 under the 1933 Act) and meets the general eligibility requirements for use of Form F-10 under the 1933 Act and is eligible for the use of a short form prospectus, the PREP procedures and the MJDS provided under the Canadian Securities Laws; a final Mutual Reliance Review System Decision Document has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities in respect of the Canadian Final Prospectus, and no order suspending the distribution of the Shares has been issued by the Reviewing Authority or any of the Qualifying Authorities; a registration statement (Registration No. 333-110811) on Form F-10 relating to the Shares, including a U.S. Preliminary Prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the 1933 Act and has been filed with the Commission; copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters; there are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be filed or made publicly available in connection with the listing of the Shares on the Toronto Stock Exchange

(“TSX”) that have not been filed or made publicly available as required; there are no documents required to be filed with the Reviewing Authority or Qualifying Authorities in connection with the Canadian Preliminary Prospectus, the Canadian Supplemented Prospectus or the Canadian Prospectus that have not been filed as required;

        (b)     on the Effective Date, the date the Canadian Prospectus is first filed with the Reviewing Authority on behalf of itself and the Qualifying Authorities and the date the U.S. Prospectus is first filed with the Commission, at all subsequent times through and including the Time of Purchase, any Additional Time of Purchase and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the U.S. Prospectus is filed with the Commission or any amendment or supplement is filed with the Reviewing Authority on behalf of itself and the Qualifying Authorities (A) the Canadian Prospectus, together with the Supplementary Material, did and will comply with the requirements of the Canadian Securities Laws pursuant to which it has been filed and did and will provide full, true and plain disclosure of all material facts (for the purposes of the Canadian Securities Laws) relating to the Company and to the Shares and did not and will not contain any misrepresentation (for the purposes of the Canadian Securities Laws), (B) the U.S. Prospectus did and will conform to the Canadian Prospectus (and vice versa) except for such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission relating thereto, (C) the Registration Statement (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included therein, and the Form F-X did or will comply with all applicable provisions of the 1933 Act, (D) no part of the Registration Statement or any such amendment or supplement did or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (E) the U.S. Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however, that the foregoing representations and warranties in this Subsection 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information solely relating to any Underwriter and furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus; the Company has not distributed and will not distribute prior to the later of (i) the Time of Purchase or any Additional Time of Purchase, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectuses, the U.S. Prospectus, the Canadian Prospectus or other materials, if any, permitted by the 1933 Act and the Canadian Securities Laws; the documents that are incorporated by reference in the Canadian Prospectus, when they were or are filed with the Reviewing Authority on behalf of itself and the Qualifying Authorities, conformed or will conform, respectively, in all material respects with the requirements of the Canadian Securities Laws, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has not received, and has no notice of, any order of the Reviewing Authority, any Qualifying Authority or of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each of the Preliminary Prospectuses, at the time of filing thereof, conformed in all material respects to the requirements of the Canadian Securities Laws or the 1933 Act, as applicable;

        (c)     as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectuses entitled “Description of Share Capital” and “Capitalization” and, as of the Time of Purchase and any Additional Time of Purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectuses entitled “Description of Share Capital” and “Capitalization” (subject, in each case, to the issuance of Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectuses and grant of options under existing stock option plans described in the Registration Statement and the Prospectuses); all of the issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable, has been issued in compliance with all applicable securities laws and was not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares will not, upon issuance thereof, be foreign property for the purposes of Part XI of the Income Tax Act (Canada);

        (d)     the Company has been duly incorporated and is validly existing and current in its annual filings under the laws of the Province of Ontario, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectuses, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

        (e)     the Company is duly qualified to do business as a foreign corporation or its equivalent and is current in its annual filings in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and current in its annual filings would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

        (f)     the Company has no material subsidiaries (as defined under the 1933 Act) other than as listed on Schedule C attached hereto (collectively, the “Subsidiaries”); other than the capital stock of the Subsidiaries or as described in the Registration Statement and the Prospectuses, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and by-laws or other organizational documents of each of the Company and the Subsidiaries and all amendments thereto have been made available to you, and no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or any Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation and is current in its annual filings, or has made, its annual filings under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses; each Subsidiary is duly qualified to do business as a foreign corporation or its equivalent and is current in its annual filings in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and current in its annual standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, either directly or indirectly through one or more Subsidiaries, subject to no security interest, other encumbrance or adverse claims, other than security interests in the shares of ETL Environmental Technology Ltd., ETL Management Services Inc., ETL Transportation Service Inc., ETL Depot Services Inc., ETL Recycling Services Inc., Expéditeur T. W. Ltée, Vitran Logistics Limited, Vitran Express Canada Inc., 1098304 Ontario Inc., Can-Am Logistics Inc., Doney Holdings Inc., Rout-Way Express Lines Limited, Southern Express Lines of Ontario Limited, Vitran Environmental Systems Inc., 1124709 Ontario Inc., 1124708 Ontario Inc., and Vitran Corporation in favor of Bank of Nova Scotia and Laurentian Bank of Canada (the “Banks”) to secure indebtedness of the Company to the Banks; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests in the Subsidiaries are outstanding, other those warrants, options or other rights held by the Company or a Subsidiary; and except as disclosed in the Registration Statement and Prospectuses, none of the Subsidiaries have any material assets (other than equity interests in other Subsidiaries), material liabilities (other than to the Company or other Subsidiaries) or material operations;

        (g)     the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

        (h)     the share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses; the certificates for the Shares are in due and proper form and conform to the requirements of the laws of the Province of Ontario, the articles of incorporation of the Company and applicable requirements of the TSX or have been otherwise approved by the TSX;

        (i)     this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that rights to indemnity may be limited by applicable law;

        (j)     neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective articles of incorporation and by-laws or other organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, other than, in the case of this clause (ii), such breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) or result in the creation or imposition of any hypothecation, lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, the articles of incorporation and by-laws or other organizational documents of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, provincial, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

        (k)     no approval, authorization, consent or order of or filing with any federal, provincial, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the offer and sale of the Shares under the 1933 Act and registration of the Shares under the 1934 Act, which have been effected by the Company, (ii) as may be required under the Canadian Securities Laws or by the TSX, which have been effected by the Company, (iii) any notices and filings required to be given to, or made with, the TSX and the American Stock Exchange (“Amex”), which have been or will be given or made on a timely basis by the Company and (iv) any necessary qualification under the securities or blue sky laws of the various U.S. state jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the fairness of the underwriting arrangements relating to this Agreement;

        (l)     except as set forth in the Registration Statement and the Prospectuses, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any of the Company’s share capital or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any of the Company’s share capital or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act or any Canadian Securities Laws any Stock or any other share capital or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or Prospectuses or the offering contemplated thereby, other than those that have been waived;

        (m)     except in each case as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and the Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; (ii) the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

        (n)     all contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or in the Prospectuses or to be filed with the Commission as an exhibit to the Registration Statement or filed with the Reviewing Authority and the Qualifying Authorities have been so described or filed as required;

        (o)     except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, provincial, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except such as would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or materially interfering with the consummation of the transactions contemplated hereby; except as disclosed in the Registration Statement and the Prospectus, the Company has not been party to any material affiliated-party transactions or any off-balance sheet arrangement (as defined in Item 5.E.2 of Form 20-F) during the most recent three fiscal years;

        (p)     KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectuses, are independent public accountants as required by the 1933 Act and are independent within the meaning of the Canadian

Securities Laws; and to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

        (q)     the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectuses, together with the related notes and schedules, present fairly in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) applied on a consistent basis during the periods involved and have been reconciled to generally accepted accounting principles in the U.S. (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the 1934 Act; the selected consolidated financial data and the summary consolidated financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Prospectuses; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectuses that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectuses;

        (r)     subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) other than the exercise of outstanding options, if any, any change in the share capital or outstanding indebtedness of the Company or the Subsidiaries as a consolidated group or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company;

        (s)     the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and officers named in Exhibit A-1 hereto;

        (t)     the Company is not and will not, as a result of the offering and sale of the Shares, be (i) required to register as an “investment company” or (ii) “controlled” by an entity required to be registered as an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); the Company was not a “passive foreign investment company” for the year ending December 31, 2002, as such term is defined in the U.S. Internal Revenue Code of 1986, as amended. Whether or not a company is a passive foreign investment company is determined on an annual basis, consequently, no representation is being given as to whether the Company is a passive foreign investment company for the fiscal year starting January 1, 2003;

        (u)     other than the security interests in the shares of ETL Environmental Technology Ltd., ETL Management Services Inc., ETL Transportation Service Inc., ETL Depot Services Inc., ETL Recycling Services Inc., Expéditeur T. W. Ltée, Vitran Logistics Limited, Vitran Express Canada Inc., 1098304 Ontario Inc., Can-Am Logistics Inc., Doney Holdings Inc., Rout-Way Express Lines Limited, Southern Express Lines of Ontario Limited, Vitran Environmental Systems Inc., 1124709 Ontario Inc., 1124708 Ontario Inc., and Vitran Corporation referenced in Section 3(f) hereof and other than security interests provided in favor of the Banks and other than security interests provided in the ordinary course of business, the Company and each of the Subsidiaries has good and marketable title to all real property and good and valid title for personal property described in the Registration Statement and in the Prospectuses as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for immaterial defects to title which do not affect the use of such property or for hypothecs or other security interests granted to landlords in the ordinary course; all the property described in the Registration Statement and the Prospectuses as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases or offers to lease;

        (v)     the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the trademarks and service marks (both registered and unregistered), trade names, copyrights, trade secrets, patents and other proprietary information described in the Registration Statement and the Prospectuses as being owned or licensed by them except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”). There are no third parties who have rights to any Intellectual Property, except as disclosed in the Registration Statement and the Prospectuses and except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company. There is no infringement by third parties of any Intellectual Property; and except as disclosed in the Registration Statement and the Prospectuses, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which form a reasonable basis for any such claim;

        (w)     except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Law and are in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of the Subsidiaries, (iv) neither the Company nor any of the Subsidiaries is bound by any judgment, decree or order or has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or clean up at any location of any Hazardous Materials; and (v) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws;

        (x)     the Company and the Subsidiaries have filed all necessary United States, Canadian and foreign federal, state, provincial and local income, payroll, franchise and other tax returns and have paid taxes and other assessments of a similar nature, including any interest, additional tax or penalties shown as due thereon or with respect to any of their properties or any transactions to which they are a party, and there is no tax deficiency that has been, or is likely to be, asserted against the Company or any of the Subsidiaries or any of their properties or assets except to the extent adequately provided for on the financial statements of the Company;

        (y)     except as disclosed in the Registration Statement and the Prospectuses, the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary practice of the industry in which the Company operates to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and any Additional Time of Purchase;

        (z)     neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectuses any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

        (aa)     the Company has not sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectuses or required to be filed with the Commission as an exhibit to the Registration Statement or filed with the

Reviewing Authority and Qualifying Authorities, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

        (bb)     the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (cc)     the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and during the fiscal quarter ended September 30, 2003, there were no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

        (dd)     since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any family member or affiliate of any director or executive officer;

        (ee)     any statistical and market-related data included in the Registration Statement and the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate, and no consents were required for the use of such data from such sources;

        (ff)     neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectuses;

        (gg)     neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act, the Canadian Securities Laws, the rules of the TSX, Amex or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (hh)     to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, and the Company is not a related or connected issuer of any of the Underwriters within the meaning of the Canadian Securities Laws;

        (ii)     there are no stamp or other issuance or transfer taxes or duties, no capital gains, income, withholding or other taxes and no other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision or taxing authority thereof, or Canadian federal law, or the laws of any province, or any political subdivision or taxing authority thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares to be issued and sold by it;

        (jj)     the Shares have been approved, subject to customary conditions, for listing on the Amex and for listing, subject to customary listing conditions, on the TSX; all acts have been taken and all required documents have been filed under the Canadian Securities Laws and TSX and Amex rules (except routine post-closing matters) to enable the Shares to trade on the TSX and the Amex;

        (kk)     Computershare Trust Company of Canada and its U.S. affiliate, Computershare Trust Company, Inc., have been duly appointed as registrar and transfer agent for the Stock;

        (ll)     except as disclosed in writing to the Underwriters or in the U.S. Prospectus and the Canadian Prospectus, neither the Company nor any Subsidiary is a party to any contract or agreement with any officer, director, employee or any other person not dealing at arm’s length with the Company or any Subsidiary which is required to be disclosed by Canadian Securities Laws;

        (mm)     to the Company’s knowledge, there is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith applicable to the Company;

        (nn)     the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Supplemented Prospectus, together with each document incorporated therein by reference, including the financial statements and other financial data contained therein, is in all material respects a complete and proper translation of the English language versions thereof, and is not susceptible of any materially different interpretation with respect to any material matter contained therein; and

        (oo)     except as disclosed in the Registration Statement and the Prospectuses, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the Securities of the Subsidiaries or, to the knowledge of the Company, of the Company.

     In addition, any certificate signed by any officer on behalf of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4.     Certain Covenants of the Company. The Company hereby agrees:

        (a)     to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        (b)     to make available to the Underwriters in Nashville, Tennessee, Little Rock, Arkansas and in Toronto and Montreal as soon as practicable after the Registration Statement becomes effective (as to the U.S. Prospectus) or after the filing thereof (as to the Canadian Prospectus), and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectuses (or of the Prospectuses as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act and the Canadian Securities Laws; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act;

        (c)     not to file, either prior to the Effective Date or thereafter during such period as a prospectus required by law to be delivered in connection with sales of the Shares by the Underwriters or dealer, any amendment or supplement to the Registration Statement or the Prospectuses unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the proposed filing thereof and the Underwriters, acting reasonably, shall not have objected thereto;

        (d)     to comply with the requirements of the PREP Procedures and General Instructions of Form F-10 and file the Canadian Supplemented Prospectus with the Reviewing Authority and Qualifying Authorities no later than the day which is two Business Days following the date of this Agreement; to use its reasonable best efforts to obtain a receipt for the Canadian Prospectus from the Reviewing Authority and each of the Qualifying Authorities and to use its reasonable best efforts to cause the Commission to declare the Registration Statement effective; to notify the Underwriters promptly, and confirm the notice in writing, (i) when the Registration Statement has been filed or has become effective and when any post-effective amendment thereto has been filed or becomes effective, and when any supplement to the U.S. Prospectus or the Canadian Prospectus or any Supplementary Material has been filed, (ii) of the receipt of any comments from the Reviewing Authority, any Qualifying Authority or the Commission, (iii) of any request by the Reviewing Authority, any Qualifying Authority or the Commission for amendments or supplements to the Registration Statement, the Canadian Final Prospectus, the U.S. Prospectus or the Canadian Prospectus or for additional information with respect thereto, (iv) of the issuance by the Commission or the Reviewing Authority, any Qualifying Authority of any stop order or cease trading order suspending the effectiveness of the Registration Statement or the Canadian Prospectus, or of any order preventing or suspending the use of the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus, or the qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceedings for the foregoing purposes or the threat thereof, (v) of the happening of any event during the period mentioned in Subsection 4(f) hereof that makes any statement made in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus untrue or that requires the making of any changes in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, (vi) of the issuance by the Reviewing Authority, any Qualifying Authority, the Commission, blue sky securities regulator or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company, or the initiation of any proceedings for such purpose or the threat thereof, and (vii) of receipt by the Company or any Underwriters or attorney of the Company of any other communication from the Reviewing Authority, any Qualifying Authority or the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Prospectus or the Canadian Prospectus; if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or the Reviewing Authority or any Qualifying Authority shall issue any cease trading order or any U.S. state or blue sky securities regulator shall issue any order suspending the distribution of the Shares, to use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment; and to use its reasonable best efforts to prevent the issuance of any such order;

        (e)     to file promptly (i) all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act, including any additional documents required to be filed if the Company ceases to be a foreign private issuer, (ii) all reports and other documents required to be filed by the Company with the Reviewing Authority or any Qualifying Authority to comply with Canadian Securities Laws and with the TSX and the Amex to procure and ensure the continued listing of the Shares thereon subsequent to the date of the Prospectuses and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to provide you with a copy of such reports and statements and other documents when filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act or pursuant to the Canadian Securities Laws, unless otherwise publicly available on EDGAR or SEDAR;

        (f)     to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act or the Canadian Securities Laws which could require the making of any change in the Prospectuses then being used so that the Prospectuses would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Subsection 4(c) hereof, to prepare and furnish promptly to the Underwriters, at the Company’s expense, such amendments or supplements to the Prospectuses as may be necessary to reflect any such change;

        (g)     timely file such reports pursuant to the 1934 Act as are necessary to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period;

        (h)     to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of the Canadian Preliminary Prospectus, and the Canadian Prospectus, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

        (i)     unless otherwise publicly available on EDGAR or SEDAR, to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F or 40-F and 6-K, or, if the Company ceases to be a foreign private issuer, on Forms 10-K, 10-Q, 8-K and 14A, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any Canadian or U.S. national securities exchange or inter-dealer quotation system on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

        (j) to furnish to you as early as practicable prior to the Time of Purchase and any Additional Time of Purchase, but not later than two Business Days prior thereto, a copy of the latest available unaudited interim or monthly consolidated financial statements of the Company and the Subsidiaries, which financial statements, if any, have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Subsection 6(f) hereof;

        (k)     to apply the net proceeds from the sale of the Shares substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectuses;

        (l)     to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Form F-X, the Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under U.S. state laws and the determination of their eligibility for investment under U.S. state laws as aforesaid (including, with respect to such qualification under U.S. state laws, the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on the TSX or the Amex and any registration thereof under the 1934 Act, (v) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and its agreed share of the cost of any aircraft chartered in connection with the road show, and (viii) the performance of the Company’s other obligations hereunder;

        (m)     use its reasonable best efforts to comply with the 1933 Act and Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and the Prospectuses;

        (n)     not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Stock or securities convertible into or exchangeable or exercisable for Stock or warrants or other rights to purchase Stock or any other securities of the Company that are substantially similar to Stock, or file or cause to be declared effective a registration statement under the 1933 Act, or to file a prospectus under the Canadian Securities Laws, relating to the offer and sale of any Stock or securities convertible into or exercisable or exchangeable for Stock or other rights to purchase Stock or any other securities of the Company that are substantially similar to Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Avondale Partners, on behalf of the Underwriters, except for (i) the registration of the Shares under the 1933 Act, the filing of one or more prospectuses under the Canadian Securities Laws relating to the sale of the Shares and the sales of the Shares to the Underwriters pursuant to this Agreement, (ii) issuances of Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectuses (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectuses and (iv) the issuance of Stock in connection with acquisitions as contemplated by the Prospectus ;

        (o)     to use its reasonable best efforts to satisfy any requirements of the TSX and the Amex to the listing thereof within the time specified in the conditional approval of the TSX for the listing of the Shares; and, for a period of at least five years after the date hereof, will use its reasonable best efforts to effect and maintain the listing of the Shares on the Amex (or the listing or quotation, as applicable, on the New York Stock Exchange or NASDAQ National Market) and will file with the Amex (or such other exchange, if applicable) all documents and notices required by the Amex (or such other exchange, if applicable); and

        (p)     to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock.

     5.     Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clauses (y)(i), (y)(iii), (y)(iv), or (y)(v) of Section 7 of this Agreement or pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Subsection 4(l) hereof, reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of their counsel; provided, however, that if this Agreement is terminated pursuant to 6(g) of this Agreement or pursuant to clause (x) of Section 7, the Company shall not be obligated to reimburse the Underwriters pursuant to this Section 5 hereof if the material adverse change or development on the prospective material adverse change is a change that affects a significant number of North American trucking companies.

     6.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Time of Purchase and, if applicable, at any Additional Time of Purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a)     The Canadian Final Prospectus has been filed with the Reviewing Authority and the Qualifying Authorities and the Registration Statement has become effective; and at the Time of Purchase and, if applicable, at the Additional Time of Purchase, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Reviewing Authority, any Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Canadian Supplemented Prospectus and a U.S. Supplemented Prospectus containing the PREP Information shall have been filed, respectively, with the Reviewing Authority and the Qualifying Authorities in accordance with the PREP Procedures and with the Commission in accordance with General Instruction II.L. of Form F-10.

        (b)     At the Time of Purchase and, if applicable, at the Additional Time of Purchase, you shall have received for each Underwriter signed copies of an opinion substantially in the form set forth in Exhibit B hereto, dated as of the Time of Purchase and, if applicable, at the Additional Time of Purchase, of Lang Michener LLP, Canadian counsel for the Company. With respect to the opinions to be rendered pursuant to Subsections 6(b), (c) and (d) hereof, each shall be subject to such limitations, qualifications and assumptions that are customary for such an opinion and each respective counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

        (c)     At the Time of Purchase and, if applicable, at the Additional Time of Purchase, you shall have received for each Underwriter signed copies of an opinion substantially in the form set forth in Exhibit C hereto, dated as of the Time of Purchase and, if applicable, at the Additional Time of Purchase, of Paul, Weiss, Rifkind, Wharton & Garrison LLP United States counsel for the Company.

        (d)     At the Time of Purchase and, if applicable, at the Additional Time of Purchase, you shall have received for each Underwriter the opinions, dated as of Time of Purchase and, if applicable, at the Additional Time of Purchase, of Stokes Bartholomew Evans & Petree, P.A., United States counsel for the Underwriters, and Wildeboer Rand Thomson Apps & Dellelce, LLP, Canadian counsel for the Underwriters, with respect to the issuance and the sale of the Shares by the Company, the Registration Statement and the Prospectuses, and such other matters as the Underwriters may require.

        (e)     At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP, a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus.

        (f)     At the Time of Purchase and, if applicable, at the Additional Time of Purchase, Avondale Partners shall have received from KPMG LLP, a letter, dated as of Time of Purchase and, if applicable, at the Additional Time of Purchase, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to the Time of Purchase and, if applicable, at the Additional Time of Purchase.

        (g)     At the Time of Purchase, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of each of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Time of Purchase, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Purchase, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Purchase, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Reviewing Authority or any of the Qualifying Authorities.

        (h)     You shall have received signed Lock-up Agreements as contemplated by Subsection 3(s) hereof.

        (i)     The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectuses as of the Time of Purchase and, if applicable, the Additional Time of Purchase, as you may reasonably request.

        (j)     The Shares shall have been approved for listing on the TSX and the Amex, subject, in the case of the TSX, to the fulfillment of the usual post-closing requirements and, in the case of the Amex, to notice of issuance at or prior to the Time of Purchase or any Additional Time of Purchase.

        (k)     The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     7.     Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (x) since the earlier of the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of the Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectuses, or (y) since the time of the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Amex, Nasdaq or the TSX; (ii) a suspension or material limitation in trading in the Company’s securities on the TSX or the Amex; (iii) a general moratorium on commercial banking activities declared either by United States, Canadian or Ontario authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectuses.

     If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder. Except as specifically set forth in this Agreement, the Company shall not be liable for any of the fees or disbursements of counsel to the Underwriters and shall not be liable for any out of pocket or other expenses of the Underwriters.

     8.     Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five Business Days in order that any necessary changes in the Registration Statement and the Prospectuses and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9.     Indemnity and Contribution.

        (a)     The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectuses (the term Prospectuses for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectuses and the Prospectuses as amended or supplemented by the Company, as well as any Supplementary Material), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectuses or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectuses or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectuses or necessary to make such information furnished by or on behalf of the Underwriter not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, however, that, solely with regard to clause (i), the foregoing indemnity agreement with respect to any Prospectus or Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise unless the failure to so notify materially prejudices the Company’s ability to defend such action, suit or proceeding. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing an indemnified party who is a party to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (b)     Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the 1934

Act, the Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

        If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise unless the failure to so notify materially prejudices the Company’s ability to defend such action, suit or proceeding. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing an indemnified party who is a party to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

        (c)     If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses recently incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

        (d)     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

        (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its affiliates, partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectuses.

     10.     Information Furnished by the Underwriters. The statements set forth in the last two paragraphs on the cover page of the Canadian Prospectus, the statements set forth in the last paragraph on the cover page of the U.S. Prospectus and the statements set forth in the table under the first paragraph, and the ninth through twelfth paragraphs under the caption “Underwriting” in the Prospectuses constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     11.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Underwriters c/o Avondale Partners, LLC, 3102 West End Avenue, 11th Floor, Nashville, Tennessee 37203, Attention: N.B. Forrest Shoaf and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 185 The West Mall, Suite 701, Toronto, Ontario M9C 5L5 Canada, Attention: Rick E. Gaetz

     12.     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. As used in this Agreement, the term “business day” shall mean any day on which commercial banks are open to transact business in both the State of New York and the Province of Ontario.

     13.     Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in New York City or in the United States District

Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any such court in which any Claim arising out of or in any way relating to this Agreement or the Shares is brought by any third party against the Underwriters or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company has filed with the Commission a Form F-X appointing CT Corporation System (together with any successor, the “Agent for Service”) as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement or the Shares. The Company agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its President at its principal office in Toronto, Ontario, Canada) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

     14.     Judgment Currency. The Company hereby covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Agreement:

        (a)     If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country other than the United States, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in United States Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the date which judgment is given or the order of enforcement is made, as the case may be. The term “rate(s) of exchange” shall mean the rate at which the Underwriters are able or would have been able on the relevant date to purchase at such money center bank in the City of New York as you designate at such time, United States Dollars with the amount of judgment currency actually received and includes any premiums and costs of exchange payable.

        (b)     The Company hereby agrees to indemnify the Underwriters and each other party related to the Underwriters for which indemnification is contemplated pursuant to

Section 9 hereof against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the United States Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which the Company on the date of payment of judgment or order is able to purchase United States Dollars with the amount of the judgment currency actually paid by the Company. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

        (c)     All calculations under this Agreement based on amounts which are initially in Canadian Dollars will be converted into United States Dollars based on the rate of exchange in effect on the date of calculation and vice versa.

     15.     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, affiliates, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal Underwriters and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16.     Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     17.     Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[signatures on following page]

     If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

VITRAN CORPORATION INC

By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz
Title:	Chief Executive Officer

By:	/s/ Kevin A. Glass
Name:	Kevin A. Glass
Title:	Chief Financial Officer

Accepted and agreed to as of the date first written:

AVONDALE PARTNERS, LLC
STEPHENS INC.
ORION SECURITIES INC.
PARADIGM CAPITAL INC.

By:	AVONDALE PARTNERS, LLC

By:	/s/ Richard W. Henderson
Name: Richard W. Henderson
Title: Sr. Managing Partner

SCHEDULE A

Underwriters

Total Number of Firm Shares
Underwriter	to be Purchased

U.S. Underwriters:
Avondale Partners, LLC	800,000
Stephens Inc.	600,000
Canadian Underwriters:
Orion Securities Inc.	300,000
Paradigm Capital Inc.	300,000

Total	2,000,000

Schedule A

SCHEDULE B

Pricing Information

1.	The offering price per share for the Shares, determined as provided in Section 1, shall be US$13.75 per share for Shares initially offered in the United States or Cdn$18.13 (being based on the equivalent of the United States dollar price per share based on the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) on the date hereof) for Shares initially offered in Canada.

2.	The purchase price per share for the Shares sold or expected to be sold in the United States to be paid by the several Underwriters shall be US$13.06 being an amount equal to the initial public offering price set forth above less US$0.69 per share, representing the underwriting commission as set forth in paragraph 3 below; the purchase price per share for the Shares sold or expected to be sold in Canada to be paid by the several Underwriters shall be Cdn$17.22, being an amount equal to the initial offering price in Canada set forth above less Cdn$0.91 per share, representing the underwriting commission as set forth in paragraph 3 below (being based on the equivalent of the corresponding United States dollar amount based on the Noon Buying Rate on the date hereof); provided that the purchase price per share for any Additional Shares purchased upon the exercise of the over-allotment option described in Section 1 shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.

3.	The underwriting commission per share payable for the Shares to be paid by the Company shall be US$0.69 per share for Securities initially offered in the United States or Cdn$0.91 (being based on the equivalent of the Noon Buying Rate on the date hereof) for Shares initially offered in Canada.

Schedule B

SCHEDULE C

Subsidiaries

Vitran Express Canada Inc. (Ontario)
Can-Am Logistics Inc. (Ontario)
Expéditeur T.W. Ltée (Canada)
Vitran Logistics Limited (Canada)
Vitran Corporation (Nevada)
Vitran Logistics Corp. (Delaware)
Vitran Express, Inc. (Indiana)
Frontier Transport Corporation (Indiana)
Vitran Logistics, Inc. (Indiana)

Schedule C

EXHIBIT A

Vitran Corporation Inc.

Proposed Offering of Class A Voting Shares

AVONDALE PARTNERS, LLC
STEPHENS INC.
ORION SECURITIES INC.
PARADIGM CAPITAL INC.
c/o Avondale Partners, LLC
3102 West End Avenue, Suite 1100
Nashville, Tennessee 37203

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Vitran Corporation Inc. (the “Company”) and you, as the Underwriters under the Underwriting Agreement, with respect to the public offering (the “Offering”) of Class A Voting shares of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the Underwriting Agreement relating to the Offering the undersigned will not, without the prior written consent of Avondale Partners, LLC (“Avondale”), on behalf of the Underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or participate in the filing of a preliminary or final prospectus with any Canadian securities administrator or a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Class A Voting shares or any securities convertible into or exercisable or exchangeable for Class A Voting shares, or warrants or other rights to purchase Class A Voting shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Voting shares or any securities convertible into or exercisable or exchangeable for Class A Voting shares, or warrants or other rights to purchase Class A Voting shares, whether any such transaction is to be settled by delivery of Class A Voting shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Class A Voting shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to

Exhibit A

any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Class A Voting shares in connection with the filing of a preliminary or final prospectus or a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the Underwriting Agreement relating to the Offering, the undersigned will not, without the prior written consent of Avondale, on behalf of the Underwriters, make any demand for, or exercise any right with respect to, the registration of Class A Voting shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Voting shares, or warrants or other rights to purchase Class A Voting shares.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Time of Purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit A

EXHIBIT A-1

Officers and Directors

Name	Position

Carl Cook	Director
G. Mark Curry	Director
Rick E. Gaetz	Director (President and Chief Executive Officer, Vitran Corporation Inc.)
Kevin Glass	Vice President Finance and Chief Financial Officer, Vitran Corporation Inc.
Anthony F. Griffiths	Director
Richard D. McGraw	Chairman of the Board and Director
Graham Savage	Director

Exhibit A-1

EXHIBIT B

Form of Opinion of Lang Michener LLP, the Company’s Canadian Counsel

1.	The Company has been duly incorporated and is validly existing under the laws of the Province of Ontario and is current in all filings required under the Corporations Information Act (Ontario).

2.	The Company has all necessary corporate power and capacity under the laws of the Province of Ontario to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus and to enter into the Underwriting Agreement and to perform its obligations thereunder. The Company is not qualified as a foreign corporation to transact business in any jurisdiction.

3.	All of the issued and outstanding share capital of each Subsidiary is owned, directly or indirectly, by the Company and is held free and clear of any registered security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the security interests in the shares of the Subsidiaries in favor of Bank of Nova Scotia and Laurentian Bank of Canada (collectively, the “Banks”) to secure indebtedness of the Company to the Banks.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Shares have been duly authorized, and when issued and delivered against payment therefor, will be validly issued as fully paid and non-assessable Class A Voting Shares of the Company.

6.	The Company has an authorized and outstanding share capitalization as set forth in the Registration Statement and the Prospectuses; all of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable and the issuance thereof was not subject to any statutory preemptive rights of any shareholder of the Company or its predecessor corporations and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights of any shareholder of the Company or its predecessor corporations. The issuance of the Shares is not subject to any statutory preemptive rights of any shareholder of the Company or its predecessor corporations and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights of any shareholder of the Company or its predecessor corporations.

7.	The certificates for the Shares conform in all material respects to the requirements of the Business Corporations Act (Ontario) and the TSX, and the holders of the Shares will not be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such holders.

Exhibit B

8.	The share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

9.	The statements set forth in the Registration Statement under “Part II—Information Not Required to Be Delivered to Offerees or Purchasers-Indemnification” and the statements set forth in the Registration Statement or the Prospectuses under the headings “Certain Income Tax Considerations—Certain Canadian Federal Income Tax Considerations for Canadian Residents,” and “—Certain Canadian Federal Income Tax Information for United States Residents,” “Enforcement of Civil Liabilities,” “Purchasers’ Statutory Rights” and “Eligibility for Investment,” to the extent that they constitute matters of Canadian law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

10.*	All necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the Canadian Securities Laws to qualify the distribution of the Firm Shares and Additional Shares to the public as provided in the Prospectus in each of the provinces of Canada through registrants registered under applicable Canadian Securities Laws who have complied with the applicable provisions of such securities laws and to qualify the grant of the over-allotment option to the Underwriters as provided in the Prospectus.

11.	Each of the Toronto Stock Exchange and the American Stock Exchange has conditionally approved the listing of the Shares, subject in each case, to customary listing conditions.

12.*	The Company is a “reporting issuer” or equivalent status under the securities legislation of each of the provinces of Canada and is not on the list of defaulting issuers maintained under such legislation.

13.	The execution and delivery of the Underwriting Agreement by the Company and the performance and consummation by the Company of the transactions contemplated in the Underwriting Agreement and the Prospectus (including the issuance, sale and delivery of the Shares) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not conflict with, result in a breach or violation of or constitute a default under (nor constitute any event that with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the articles of incorporation of the Company or any resolution of the directors or shareholders of the Company or any of its Subsidiaries; (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject and (i) which is described in the Registration Statement or Prospectus, (ii) which has been filed with the Reviewing Authority and the Qualifying Authorities or (iii) for which such counsel has been retained to provide legal services; (C) any Canadian federal or Ontario statute or regulation; or (D) any judgment, order or decree applicable to the Company or any of the Subsidiaries and known to such counsel.

Exhibit B

14.	No further consents, approvals, authorizations or orders of any court, regulatory body or administrative agency or other governmental agency or body, in Ontario or federally, other than those that have been validly obtained and continue in effect, are required for the Company’s execution and delivery of the Underwriting Agreement or the performance and consummation of the transactions contemplated by the Underwriting Agreement, including the issuance and sale of the Shares.

15.	To the knowledge of such counsel, the Company is not in violation of its articles of incorporation or in default under any agreement, contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which any of the property or assets of the Company or any Subsidiary is subject and (i) which is described in the Registration Statement or Prospectus, (ii) which has been filed with the Reviewing Authority and the Qualifying Authorities or (iii) for which such counsel has been retained to provide legal services;

16.*	No order having the effect of ceasing or suspending the distribution of the Firm Shares and Additional Shares or the trading in the Class A Voting Shares has been issued by the Reviewing Authority or, to the knowledge of such counsel, the Qualifying Authorities, and to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or contemplated by the Reviewing Authority or the Qualifying Authorities.

17.	To the knowledge of such counsel, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or qualified for distribution under Canadian Securities Laws.

18.	The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and notes thereto, financial statement schedules and other financial, accounting and statistical data included or incorporated or deemed to be incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Reviewing Authority and the Qualifying Authorities, complied as to form in all material respects to the requirements of National Instrument 44-101 and the securities laws, rules and regulations of the Province of Ontario.

19.	The Canadian Prospectus (including the PREP Information, but excluding the financial statements and notes thereto, financial statement schedules and other financial, accounting and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form in all material respects to the requirements, including the PREP Procedures, of NI 44-101 and the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority.

20.**	The Canadian Prospectus in the French language is in all material respects a complete and accurate translation of the Canadian Prospectus in the English language and are not

Exhibit B

susceptible to any materially different interpretation with respect to any material matter contained therein, exclusive of the financial statements and other financial data derived therefrom contained and incorporated by reference therein as to which counsel need express no opinion.

21.**	All laws in the Province of Quebec relating to the use of the French language (other than those relating to verbal communications and to which counsel will not be required to opine) will have been complied with in respect of the documents to be delivered to purchasers in such Province in connection with the sale of the Shares, when issued, to purchasers in the Province if such purchasers receive a copy of the Canadian Prospectus and forms of order and confirmation in the French language only, provided that the Canadian Prospectus in the English language and forms of order and confirmation in the English language may be delivered without delivery of the French language versions thereof to physical persons in the Province who have expressly requested them in writing.

22.	Each of the Canadian Preliminary Prospectus and the Canadian Prospectus has been duly approved and executed by and on behalf of the Company, and all necessary corporate action has been taken by the Company to authorize the filing thereof with the Reviewing Authority and the Qualifying Authorities.

23.	A court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give effect to the choice of the law of the State of New York (“New York law”) as the governing law of contract claims under the Underwriting Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the mandatory provisions of an otherwise applicable law of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Ontario and the laws of Canada applicable therein (“Public Policy”). Such counsel shall state that they have no reason to believe that the choice of New York law to govern the Underwriting Agreement (except as to provisions in the Underwriting Agreement providing for indemnity or contribution, as to which no opinion is expressed) is not bona fide or would be contrary to Public Policy.

24.	In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York with respect to, or arising out of any transactions contemplated under the Underwriting Agreement, and that is not impeachable as void or voidable under New York law, an Ontario Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States of America under the Underwriting Agreement and to the provisions in the Underwriting Agreement whereby the Company submits to the non-exclusive jurisdiction of the federal and state courts in New York, New York (a “New York Court”).

25.	If the Underwriting Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York law, an Ontario Court would, subject to paragraph 23 above, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such

Exhibit B

law with respect to those matters which under the laws of the Province of Ontario are to be determined by the proper law of the Underwriting Agreement (other than with respect to matters of procedure), provided that none of the provisions of the Underwriting Agreement, or of applicable New York law, is contrary to Public Policy and that those laws are not foreign revenue, expropriatory or penal laws; provided, however, that, in matters of procedure, the laws of the Province of Ontario will be applied, and an Ontario Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere and an Ontario Court may not enforce an obligation enforceable under New York law where performance of the obligation would be illegal by the law of the place of performance.

26.	The laws of the Province of Ontario and the laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Underwriting Agreement that is not impeachable as void or voidable under New York law for a sum certain if: (A) the court rendering such judgment had jurisdiction, as determined under Ontario law, over the judgment debtor and the subject matter of the action; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy or contrary to specified Canadian laws; (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (D) the action to enforce such judgment is commenced in compliance with applicable Ontario law; (E) there has been no manifest error in the granting of such judgment; and (F) the judgment is final and not subject to appeal.

     In addition, such counsel shall state that it has participated in the preparation of the Registration Statement, the U.S. Prospectus and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement, the U.S. Prospectus and the Prospectus and related matters were discussed and, although such counsel need not pass upon nor assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus except as explicitly stated in paragraphs 6, 8, and 9 above, on the basis of the foregoing (and relying as to materiality to the extent we deemed reasonable on officers, employees, and other representatives of the Company), no facts have come to the attention of such counsel that have led them to believe that, (A) the Registration Statement (except for the financial statements and notes thereto, financial statement schedules and other financial, accounting and statistical data included or incorporated therein or omitted therefrom, as to which no belief need be expressed), at the time the Registration Statement became effective under the 1933 Act, contained an untrue statement of a material fact within the meaning of the Securities Act (Ontario) or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading within the meaning of the Securities Act (Ontario), or (B) the U.S. Prospectus and the Prospectus as amended or supplemented prior to the Time of Purchase (except for the financial statements and notes thereto, financial statement schedules and other

Exhibit B

financial data included or incorporated therein or omitted therefrom, as to which no belief need be expressed), as of the date of the U.S. Prospectus and the Prospectus or the date hereof included or includes an untrue statement of a material fact within the meaning of the Securities Act (Ontario) or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading within the meaning of the Securities Act (Ontario).

*	Opinions in paragraphs 10, 12 and 16, as they relate to laws outside Ontario and British Columbia may be provided by local counsel.

**	Opinions in paragraphs 20 and 21 may be rendered by such counsel’s Quebec correspondent firm.

Exhibit B

EXHIBIT C

Form of Opinion of Paul, Weiss Rifkind, Wharton & Garrison, LLP,
The Company’s U.S. Counsel

1.	Each of the Registration Statement and the U.S. Prospectus, as of its respective effective or issue date, appears on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, except for the financial statements, financial statement schedules and other financial data, included or incorporated by reference in or omitted from either of them, as to which such counsel expresses no opinion; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act.

2.	To the extent that the execution and delivery of the Underwriting Agreement are governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company.

3.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required under any Applicable Law for the sale of the Shares or the performance by the Company of its obligations under the Underwriting Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.

4.	The statements in the U.S. Prospectus under the caption “Certain Income Tax Considerations — Certain United States Federal Income Tax Information,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

5.	The issuance and sale of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the U.S. Prospectus under the caption “Use of Proceeds,” the compliance by the Company with all of the provisions of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not violate Applicable Law (other than the anti-fraud provisions thereunder as to which no opinion is expressed) or any judgment, order or decree of any court or arbitrator known to such counsel, except where the breach or violation would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

Exhibit C

6.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the U.S. Prospectus under “Use of Proceeds,” will not be required to be registered as, an investment company under the United States Investment Company Act of 1940, as amended.

7.	Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 13 of the Underwriting Agreement, validly submitted to the personal jurisdiction of any state court located in New York City or the United States District Court for the Southern District of New York with respect to any Claim. This opinion (7) is subject to the qualification that such counsel expresses no opinion as to the enforceability of forum selection clauses in the federal courts.

     In addition, such counsel shall state that it has participated in the preparation of the Registration Statement and the U.S. Prospectus and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraph 4 above), based upon such participation (and relying as to materiality to the extent such counsel deemed reasonable on officers, employees and other representatives of the Company), no facts have come to such counsel’s attention that led it to believe that (a) the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the U.S. Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time the U.S. Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel shall also state that: (i) the Registration Statement became effective under the 1933 Act on December [ ], 2003; (ii) the Form F-X of the Company, dated November 26, 2003, was filed with the Commission prior to the effectiveness of the Registration Statement; (iii) the filing of the U.S. Prospectus has been made in the manner and within the time period required by General Instruction II.L of Form F-10; and (iv) that on the date hereof, a member of the staff of the Commission advised such counsel orally that there was no stop order suspending the effectiveness of the Registration Statement and to such counsel’s knowledge no proceedings for that purpose have been initiated or are pending or threatened by Commission.

Exhibit C